EXHIBIT 23

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the:

1. Registration Statement (Form S-8 No. 2-76789) pertaining to the Reynolds Metals Company 1982 Nonqualified Stock Option Plan;

2. Registration Statement (Form S-8 No. 33-13822) pertaining to the Reynolds Metals Company 1987 Nonqualified Stock Option Plan;

3. Registration Statement (Form S-8 No. 33-44400) pertaining to the Reynolds Metals Company 1992 Nonqualified Stock Option Plan;

4. Registration Statement (Form S-8 No. 33-20498) pertaining to the Reynolds Metals Company Savings and Investment Plan for Salaried Employees;

5. Registration Statement (Form S-3 No. 33-43443) pertaining to the shelf registration of debt securities of Reynolds Metals Company;

6. Registration Statement (Form S-8 No. 33-66032) pertaining to the Reynolds Metals Company Savings Plan for Hourly Employees;

7. Registration Statement (Form S-3 No. 33-51153) pertaining to the offer and resale of shares of Reynolds Metals Company Common Stock by the Trustee of the Reynolds Metals Company Pension Plans Master Trust;

8. Registration Statement (Form S-8 No. 33-53847) pertaining to the Employees Savings Plan;

9. Registration Statement (Form S-8 No. 33-53851) pertaining to the Reynolds Metals Company Restricted Stock Plan for Outside Directors;

10. Registration Statement (Form S-3 No. 33-59168) pertaining to the registration of debt securities of Canadian Reynolds Metals Company Ltd.;

11. Registration Statement (Form S-3 No. 33-51631) pertaining to the registration of convertible preferred stock of Reynolds Metals Company; and

12. Registration Statement (Form S-8 No. 33-00929) pertaining to the Reynolds Metals Company Performance Incentive Plan,

and in the related prospectuses of our report dated February 16, 1996, with respect to the consolidated financial statements of Reynolds Metals Company included in this Annual Report (Form 10-K) for the year ended December 31, 1995.

Ernst & Young LLP

Richmond, Virginia
March 1, 1996